UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2020 (August 17, 2020)

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	001-38113	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code) 1411 Harney St., Suite 200 Omaha, Nebraska 68102
(857) 256-0079
___________________________________
(Former name or address, if changed since last report)
Not Applicable

Securities registered under Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, $0.001 par value per share	BOMN	The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01         CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Audit Committee (“Committee”) of the Board of Directors of Boston Omaha Corporation (the “Company”) recently conducted a selection process to determine the Company’s independent registered accounting firm for the fiscal year ending December 31, 2020. The Committee invited several public accounting firms to participate in this process, and as a result of this process, the Committee approved the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 effective August 17, 2020, replacing MaloneBailey, LLP (“MaloneBailey”).

(a)	Dismissal of Independent Registered Public Accounting Firm

On August 17, 2020 (“Dismissal Date”) the Committee approved the dismissal of MaloneBailey as the Company’s independent registered public accounting firm.

The reports of MaloneBailey on the financial statements for the fiscal years ended December 31, 2019 and 2018 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that MaloneBailey’s report on internal control over financial reporting expressed an opinion that the Company had not maintained effective internal control over financial reporting as of December 31, 2018. The material weaknesses identified related to the design and operating effectiveness of process controls over the review and approval of journal entries and the approval and authorization of expenditures. For the fiscal year ended December 31, 2019, MaloneBailey expressed an opinion that the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through the Dismissal Date, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MaloneBailey would have caused MaloneBailey to make reference thereto in its reports on the Company’s financial statements for such years.  During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through the Dismissal Date, there have been no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses described above, all of which were subsequently remediated as of December 31, 2019.

The Company has provided MaloneBailey with a copy of the disclosures it is making in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”), and has requested MaloneBailey to furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, and if not, stating the reasons for their disagreement.  A copy of such letter, dated August 17, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Newly Engaged Independent Registered Public Accounting Firm

On August 17, 2020, the accounting firm of KPMG was engaged by the Committee as the Company’s new independent registered public accounting firm to perform independent audit services for the Company for the fiscal year ending December 31, 2020 (including with respect to the Company's quarterly period ending September 30, 2020), effective immediately.

During the fiscal year ended December 31, 2019 and December 31, 2018 and through the subsequent interim period as of August 17, 2020, neither the Company, nor any party on behalf of the Company, consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company's consolidated financial statements, and no written report or oral advice was provided to the Company by KPMG that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)               Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

16.1	Letter of MaloneBailey, LLP dated August 17, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION (Registrant)

By:	/s/ Joshua P. Weisenburger
Joshua P. Weisenburger
Chief Financial Officer

Date: August 17, 2020

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